Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John Hall
(212) 578-7888

MetLife Announces Successful Completion of Consent Solicitation

Related to Junior Subordinated Debt

NEW YORK — Aug. 28, 2017 — MetLife, Inc. (NYSE:MET) announced today the results of its solicitation of consents (the “Consent Solicitation”) from the holders of its outstanding junior subordinated debt and MetLife Capital Trust IV’s trust securities listed below (the “Securities”).

Outstanding Principal/ Liquidation Amount	Description of Securities	CUSIP Number	Consent Fee per $1,000 in Principal/ Liquidation Amount
$1,250,000,000	6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066	59156RAP3	$10.00
$700,000,000	7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities (“X-SURPs”) of MetLife Capital Trust IV (exchangeable into 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067) (“2067 JSDs”)	591560AA5	$10.00
$750,000,000	9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068	59156RBS6	$10.00
$500,000,000	10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069	59156RAV0	$10.00

The Consent Solicitation expired at 5:00 p.m., New York City time, on August 25, 2017 (the “Expiration Time”). As of the Expiration Time, MetLife had received the consent of holders of at least a majority in aggregate principal or liquidation amount, as applicable, of each series of Securities outstanding. The total consent fee payable to holders is approximately $26 million.

Pursuant to the terms and subject to the conditions set forth in the consent solicitation statement previously distributed to holders of record of each series of Securities as of 5:00 p.m., New York City time, on August 9, 2017, MetLife will pay the consent fee as set forth in the table above to any holder of Securities that validly delivered a duly executed consent prior to the Expiration Time. MetLife entered into new supplemental indentures today, August 28, 2017, with respect to the supplemental indentures relating to each series of Securities, in order to change interest payment tests therein. The changes are intended to avoid potential interest payment restrictions relating to the Securities that could occur as a result of MetLife, Inc.’s spin-off of Brighthouse Financial, Inc., which was completed on August 4, 2017. The new supplemental indentures became operative today, August 28, 2017, and MetLife expects to pay the consent fee on Tuesday, August 29, 2017.

Goldman Sachs & Co. LLC acted as solicitation agent for the Consent Solicitation. Global Bondholder Services Corporation acted as information agent and tabulation agent for the Consent Solicitation.

Important notice

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The Consent Solicitation was made only pursuant to the terms of the consent solicitation statement and related materials.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “continuing,” “potential,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.